UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 12, 2008

SOUTHERN SAUCE COMPANY INC.

(Exact name of registrant as specified in its charter)

Florida	333-125268	11-3737500
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

11951 S.E. 57TH STREET, MORRISTON, FL 32668

Address of Principal Executive Offices

Zip Code

(352) 486-4541

Registrant’s Telephone Number, Including Area Code

With Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Stock Purchase and Sale Agreement

On February 14, 2008, pursuant to the Stock Purchase and Sale Agreement (the “Agreement”), by and among Vision Opportunity China LP (“Vision”), and Lomond International Inc. (“Lomond”), as agent for the other purchasers listed on Schedule A attached thereto (together with Vision, the “Purchasers”), and the sellers, as listed on Schedule B attached thereto (the “Sellers”), the Purchasers purchased an aggregate of 2,575,000 shares (the “Shares”) of common stock, par value $0.001 per share, of Southern Sauce Company Inc. (the “Company”), from the Sellers in consideration for a purchase price, in the aggregate amount of $635,000. The sale represents a change of control of the Company and the Shares acquired by the Purchasers represent approximately 87.9% of the issued and outstanding capital stock of the Company calculated on a fully-diluted basis.

The Purchasers used their working capital to acquire the Shares. The Purchasers did not borrow any funds to acquire the Shares.

Prior to the Closing, the Purchasers were not affiliated with the Company. However, the Purchasers will be deemed affiliates of the Company after the Closing as a result of their stock ownership interest in the Company.

This brief description of the terms of the Agreement is qualified by reference to the provision of the Agreement, attached to this report as Exhibit 10.1.

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Resignation and Appointment of Director and Principal Officers.

On February 12, 2008, in connection with the terms of the Stock Purchase Agreement:

Todd Rowley, Robert Bova and Anand Kumar resigned as directors of the Company. Francis Rebello resigned in his capacity as officer and director of the Company.

John Vogel was appointed as a director of the Company.

John Vogel . Mr. John Vogel was a director and co-founder of Century 21 Ability, Inc. from the period 1996 to December 2005. Mr. Vogel also served as Chief Executive Officer, President, Secretary and Chairman of the Board of UniPro Financial Services, Inc. Mr. Vogel also serves as an officers and board member of International Imaging Systems, Inc. from September of 2006 until October of 2007, when the company merged with Baorun China Group Limited. Mr. Vogel has over 30 years of experience in marketing and sales, including 13 years at World Savings Bank (WSB); VP District and VP Regional Loan Origination and VP Sales Manager and VP of Real Estate (Owned).

ITEM 9.01	EXHIBITS

(d)	Exhibits

Number	Description
10.1	Stock Purchase and Sale Agreement, dated February 14, 2008, by and among Vision Opportunity China LP, Lomond International Inc., as agent for the other Purchasers, and the Sellers.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2008

SOUTHERN SAUCE COMPANY INC.

/s/ Robert Jordan
Robert Jordan
President

EXHIBIT INDEX

Number	Description
10.1	Stock Purchase and Sale Agreement, dated February 14, 2008, by and among Vision Opportunity China LP, Lomond International Inc., as agent for the other Purchasers, and the Sellers.